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PROXY STATEMENT TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

EnteroMedics Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

2800 Patton Road
St. Paul, MN 55113
(651) 634-3003

September [    ], 2017

Dear Stockholders:

        You are cordially invited to join us for our special meeting of stockholders of EnteroMedics Inc., which will be held on Monday, October 2, 2017 at 9:00 a.m. Central Time, at the offices of Fox Rothschild LLP, 222 South Ninth Street, Suite 2000, Minneapolis, Minnesota 55402. Holders of record of our common stock as of August 17, 2017, are entitled to notice of and to vote at the special meeting.

        The Notice of Special Meeting of Stockholders and the proxy statement that follow describe the business to be conducted at the meeting.

        We hope you will be able to attend the meeting. However, even if you plan to attend in person, please vote your shares promptly to ensure that they are represented at the meeting. You may submit your proxy vote by telephone or internet as described in the following materials or by completing and signing the enclosed proxy card and returning it in the envelope provided. If you previously submitted a proxy vote but decide to attend the meeting and change your proxy vote, you may do so by voting in person at the meeting. Your vote will automatically be changed to reflect your vote at the meeting.

        We look forward to seeing you at the special meeting.

Sincerely,

Dan W. Gladney
 President and Chief Executive Officer

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Date and Time:	Monday, October 2, 2017 at 9:00 a.m., Central Time
Place:	Fox Rothschild LLP 222 South Ninth Street, Suite 2000 Minneapolis, Minnesota 55402
Items of Business:	1.	To approve the conversion of 1,000,181 shares of our conditional convertible preferred stock issued to the former equity holders of BarioSurg, Inc. ("BarioSurg") in connection with our completed acquisition of BarioSurg into 5,000,905 shares of our common stock (the "Preferred Stock Conversion Proposal").
	2.	To approve the issuance of 916,834 shares of our common stock upon the exercise of outstanding warrants issued to certain parties (each, a "Holder") to the Securities Purchase Agreement (as amended, the "Purchase Agreement"), dated November 4, 2015, between us and the other parties named therein, as consideration for the waiver by each of the Holders of their right to participate in future securities offerings by us (the "Warrant Issuance Proposal").
	3.	To approve an amendment to our Sixth Amended and Restated Certificate of Incorporation to reduce the number of authorized shares of common stock from 300,000,000 to 250,000,000 (the "Authorized Common Stock Proposal").
	4.	To approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the Preferred Stock Conversion Proposal or the Warrant Issuance Proposal at the time of the special meeting or in the absence of a quorum (the "Adjournment Proposal").
	5.	Any other business that may properly be considered at the meeting or any adjournment of the meeting.
Record Date:	You may vote at the meeting if you were a holder of record of our common stock at the close of business on August 17, 2017. However, under the applicable NASDAQ Stock Market rules (i) stockholders who acquired their shares of common stock in connection with our acquisition of BarioSurg are not entitled to vote such shares on the Preferred Stock Conversion Proposal and (ii) the Holders are not entitled to vote their shares of common stock on the Warrant Issuance Proposal.
Voting by Proxy:	If you cannot attend the special meeting in person, you may vote your shares by telephone or internet by no later than 12:00 p.m. Central Time on October 1, 2017 (as directed on the enclosed proxy card), or by completing, signing and promptly returning the enclosed proxy card by mail for receipt prior to the date of the special meeting. We encourage you to vote by telephone or internet in order to reduce our mailing and handling expenses. If you choose to submit your proxy by mail, we have enclosed an envelope addressed to our transfer agent, Wells Fargo Shareowner Services, for which no postage is required if mailed in the United States.

By Order of the Board of Directors:

Scott P. Youngstrom Secretary

September [    ], 2017

PROXY STATEMENT

i

PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 2, 2017

        The Board of Directors of EnteroMedics Inc. ("EnteroMedics" or the "Company") is soliciting proxies for use at the special meeting of stockholders to be held on October 2, 2017, and at any adjournment of the meeting. This proxy statement and the enclosed proxy card are first being mailed or given to stockholders on or about September [    ], 2017.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

What is the purpose of the meeting?

        At our special meeting, stockholders will act upon the matters outlined in the Notice of Special Meeting of Stockholders, including:

  •
  To approve the conversion of 1,000,181 shares of our conditional convertible preferred stock issued to the former equity holders of BarioSurg, Inc. ("BarioSurg") in connection with our completed acquisition of BarioSurg into 5,000,905 shares of our common stock—the Preferred Stock Conversion Proposal.

  •
  To approve the issuance of 916,834 shares of our common stock upon the exercise of outstanding warrants issued to certain parties (each, a "Holder") to the Securities Purchase Agreement (as amended, the "Purchase Agreement"), dated November 4, 2015, between us and the other parties named therein, as consideration for the waiver by each of the Holders of their right to participate in future securities offerings by us—the Warrant Issuance Proposal.

  •
  To approve an amendment to our Sixth Amended and Restated Certificate of Incorporation to reduce the number of authorized shares of common stock from 300,000,000 to 250,000,000—the Authorized Common Stock Proposal.

  •
  To approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the Preferred Stock Conversion Proposal or the Warrant Issuance Proposal at the time of the special meeting or in the absence of a quorum—the Adjournment Proposal.

  •
  Any other business that may properly be considered at the meeting or any adjournment of the meeting.

Who is entitled to vote at the meeting?

        Our Board of Directors has set August 17, 2017 as the record date for the special meeting. If you were a stockholder of record of our common stock at the close of business on August 17, 2017, you are entitled to vote at the meeting. However, under the applicable NASDAQ Stock Market rules (i) stockholders who acquired their shares of common stock in connection with our acquisition of BarioSurg are not entitled to vote such shares on the Preferred Stock Conversion Proposal and (ii) the Holders are not entitled to vote on the Warrant Issuance Proposal.

        As of the record date, 10,128,936 shares of our common stock were issued and outstanding and, therefore, eligible to vote at the meeting. However, because (i) the 1,380,684 shares of common stock that were issued to former BarioSurg equity holders in connection with the acquisition of BarioSurg are not entitled to vote on the Preferred Stock Conversion Proposal, 8,748,252 shares of common stock are eligible to vote on the Preferred Stock Conversion Proposal and (ii) the [                ] shares of common stock held by the Holders as of the record date are not entitled to vote on the Warrant Issuance Proposal, [                ] shares of common stock are eligible to vote on the Warrant Issuance Proposal.

What are my voting rights?

        Holders of our common stock are entitled to one vote per share. There is no cumulative voting.

How many shares must be present to hold the meeting?

        In accordance with our bylaws, shares equal to a majority of all of the shares of our outstanding common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:

  •
  you are present and vote in person at the meeting; or

  •
  you have properly submitted a proxy card by mail, telephone or internet.

        Therefore, in order for a quorum to be present, there must be a total of 5,064,469 shares of common stock present in person or by proxy and entitled to vote at the special meeting on at least one of the proposals.

How do I give a proxy to vote my shares?

        If you are a stockholder of record as of the record date, you can give a proxy to be voted at the meeting in any of the following ways:

  •
  over the telephone by calling a toll-free number;

  •
  electronically, via the internet; or

  •
  by completing, signing and mailing the enclosed proxy card.

        The telephone and internet procedures have been set up for your convenience. We encourage you to save corporate expense by submitting your vote by telephone or internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a stockholder of record and you would like to submit your proxy by telephone or internet, please refer to the specific instructions provided on the enclosed proxy card. If you wish to submit your proxy by mail, please return your signed proxy card to our transfer agent before the special meeting.

        If you hold your shares in "street name," you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares, and telephone and internet voting is also encouraged for stockholders who hold their shares in street name.

What is the difference between a stockholder of record and a "street name" holder?

        If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares.

        If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in "street name." Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described above.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit your proxy vote by telephone or internet, vote once for each proxy card you receive.

Can I vote my shares in person at the meeting?

        If you are a stockholder of record of our common stock, you may vote your shares in person at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

        If you are a street name holder, you may vote your shares in person at the meeting only if you obtain a signed letter or other proxy from your broker, bank, trust or other nominee giving you the right to vote the shares at the meeting.

What vote is required for a proposal to be approved?

        The Preferred Stock Conversion Proposal, the Warrant Issuance Proposal and the Adjournment Proposal will be determined by the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the meeting and eligible to vote on that matter. The Authorized Common Stock Proposal will be determined by the affirmative vote of the holders of the majority of our outstanding shares of common stock as of the record date.

How are votes counted?

        You may vote "FOR," "AGAINST" or "ABSTAIN" on each of the proposals.

        If you submit your proxy but abstain from voting or withhold authority to vote on one or more matters, your shares will be counted as present at the meeting for the purpose of determining a quorum. Your shares also will be counted as present at the meeting for the purpose of calculating the vote on the particular matter with respect to which you abstained from voting or withheld authority to vote. If you abstain from voting on a proposal, your abstention has the same effect as a vote against that proposal.

        If you hold your shares in street name with a brokerage firm that exercises discretionary proxy authority and do not provide voting instructions to your broker or other nominee, your shares will be considered to be "broker non-votes" and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote under the rules of the NASDAQ Stock Market (a "Non-Discretionary Proposal"). Shares that constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum, but will not be considered entitled to vote on any Non-Discretionary Proposal. Your broker or other nominee does not have discretionary authority to vote your shares with regard to the Preferred Stock Conversion Proposal or the Warrant Issuance Proposal. However, the Authorized Common Stock Proposal and the Adjournment Proposal are considered routine matters on which a broker or other nominee has discretionary authority to vote. As a result, broker non-votes will be counted for purposes of those proposals.

How will the proxies vote on any other business brought up at the meeting?

        By submitting your proxy card, you authorize the proxies to use their judgment to determine how to vote on any other matter brought before the meeting. We do not know of any other business to be considered at the meeting.

        The proxies' authority to vote according to their judgment applies only to shares you own as the stockholder of record.

Who will count the vote?

        Representatives of Wells Fargo Shareowner Services, our transfer agent, will tabulate votes and act as independent inspector of elections.

How does the Board of Directors recommend that I vote?

        You will vote on the following management proposals:

  •
  Approval of the conversion of 1,000,181 shares of our conditional convertible preferred stock issued to the former equity holders of BarioSurg in connection with our completed acquisition of BarioSurg into 5,000,905 shares of our common stock—the Preferred Stock Conversion Proposal.

  •
  Approval of the issuance of 916,834 shares of our common stock upon the exercise of outstanding warrants issued to the Holders as consideration for the waiver by each of the Holders of their right to participate in future securities offerings by us—the Warrant Issuance Proposal.

  •
  Approval of an amendment to our Sixth Amended and Restated Certificate of Incorporation to reduce the number of authorized shares of common stock from 300,000,000 to 250,000,000—the Authorized Common Stock Proposal.

  •
  Approval of one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the Preferred Stock Conversion Proposal or the Warrant Issuance Proposal at the time of the special meeting or in the absence of a quorum—the Adjournment Proposal.

        The Board of Directors recommends that you vote FOR each of the proposals.

What if I do not specify how I want my shares voted?

        If you submit a signed proxy card or submit your proxy by telephone and do not specify how you want to vote your shares, we will vote your shares FOR each of the proposals.

Can I change my vote after submitting my proxy?

        Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the special meeting. If you are a stockholder of record, you may revoke your proxy and change your vote by submitting a later-dated proxy by telephone, internet or mail, or by voting in person at the meeting. To request an additional proxy card, or if you have any questions about the special meeting or how to vote or revoke your proxy, you should contact Wells Fargo Shareowner Services at 1-800-468-9716.

Where and when will I be able to find the results of the voting?

        Preliminary results will be announced at the meeting. We will publish the final results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission no later than four business days after the date of our special meeting.

Who pays for the cost of proxy preparation and solicitation?

        We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks or other nominees for forwarding proxy materials to street name holders. We are soliciting proxies primarily by mail. In addition, our directors, officers and regular employees may solicit proxies by telephone, facsimile or personally. These individuals will receive no additional compensation for their services other than their regular salaries and/or director fees.

        We have engaged The Proxy Advisory Group, LLC® to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $15,000 in total.

What are the deadlines for submitting stockholder proposals for the 2018 annual meeting?

        In order for a stockholder proposal to be considered for inclusion in our proxy statement for the 2018 annual meeting, the written proposal must be received at our principal executive offices at 2800 Patton Road, St. Paul, Minnesota 55113, Attention: Secretary, on or before December 27, 2017. The proposal must comply with Securities and Exchange Commission regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.

        Our bylaws provide that a stockholder may present from the floor a proposal that is not included in the proxy statement if proper written notice is received by the Secretary of EnteroMedics at our principal executive offices in St. Paul, Minnesota, no less than 90 days and no more than 120 days prior to the anniversary date of the last annual meeting. For the 2018 annual meeting, director nominations and stockholder proposals must be received on or after February 1, 2018 and on or before March 2, 2018. The proposal must contain the specific information required by our bylaws. In the event that the 2018 annual meeting is called for a date that is not within 30 days of the anniversary date of the 2017 annual meeting, stockholder proposals must be received in accordance with the timeline set forth in our bylaws. You may request a copy of our bylaws by writing to Secretary, EnteroMedics Inc., 2800 Patton Road, St. Paul, Minnesota 55113, or calling (651) 634-3003. Stockholder proposals that are received by us after March 2, 2018 may not be presented in any manner at the 2018 annual meeting.

How can I communicate with EnteroMedics' Board of Directors?

        Stockholders may communicate with our Board of Directors by sending a letter addressed to the Board of Directors, all independent directors or specified individual directors to: EnteroMedics Inc., c/o Secretary, 2800 Patton Road, St. Paul, Minnesota 55113. All communications will be compiled by the Secretary and submitted to the Board of Directors or the specified directors on a periodic basis.

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON OCTOBER 2, 2017

        This proxy statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2016 are available at http://ir.enteromedics.com/annual-proxy.cfm.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows the beneficial ownership of our common stock by each person or group who beneficially owned 5% or more of our common stock, each of our directors, each of the executive officers named in the Summary Compensation Table in our proxy statement for our 2017 annual meeting of stockholders, and our directors and executive officers as a group, as of July 27, 2017. Beneficial ownership calculations are based on 13,295,881 shares of common stock outstanding as of July 27, 2017 and assume the conversion of the conditional convertible preferred stock into shares of common stock. The information regarding the beneficial owners of more than 5% of our common stock is based upon information supplied to us by our directors, officers and principal stockholders or on Schedules 13G or 13D filed with the Securities and Exchange Commission ("SEC"). Unless otherwise noted, the stockholders listed in the table have sole voting and investment power with respect to the shares of common stock owned by them and their address is c/o EnteroMedics Inc., 2800 Patton Road, St. Paul, Minnesota 55113.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Dr. Raj Nihalani(2)	4,669,885	35.1%
Dan W. Gladney(4)(7)	189,963	1.4
Scott P. Youngstrom(4)	56,288	*
Greg S. Lea(4)(5)	164	*
Naqeeb A. Ansari(4)	37,688	*
Peter M. DeLange(4)(6)	38,296	*
Paul F. Hickey(4)	37,545	*
Gary D. Blackford(3)(4)	11,887	*
Carl Goldfischer, M.D.(3)(4)	13,976	*
Bobby I. Griffin(3)(4)	14,028	*
Lori C. McDougal(3)(4)	11,970	*
Nicholas L. Teti, Jr.(3)(4)	15,997	*
Jon T. Tremmel(3)(4)	14,216	*
All directors and executive officers as a group (12 persons)(6)	5,111,903	38.4%

*
The percentage of shares of common stock beneficially owned does not exceed one percent of the outstanding shares of common stock.

(1)
For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock which that person has the right to acquire within 60 days following July 27, 2017. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which that person or persons has or have the right to acquire within 60 days following July 27, 2017, is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Consists of (i) 978,845 shares of common stock, (ii) 3,545,498.99 shares of common stock underlying 709,099.8 shares of conditional convertible preferred stock and (iii) 145,540.6 shares of common stock underlying 29,108.12 shares of conditional convertible preferred stock held in escrow on behalf of BarioSurg's equity holders and subject to forfeiture until February 22, 2018 to satisfy indemnification obligations under the merger agreement in connection with our acquisition of BarioSurg. Each share of non-voting conditional convertible preferred stock will automatically convert into five shares of common stock, subject to and contingent upon the post-closing approval of our stockholders in accordance with the NASDAQ Stock Market Rules, as set forth in the Preferred Stock Conversion Proposal.

(3)
In connection with our acquisition of BarioSurg, Dr. Nihalani, the founder and Chief Executive Officer of BarioSurg, entered into a voting agreement and irrevocable proxy (the "Voting Agreement") with us pursuant to which Dr. Nihalani agreed to vote all shares of our common stock he owns after the merger, including shares of common stock issued upon conversion of our conditional convertible preferred stock, in accordance with the recommendation of our Board of Directors. As a result of the Voting Agreement, each of the members of our Board of Directors, in his or her capacity as a member of the Board of Directors, may be deemed to be the beneficial owner of, and have shared voting power with respect to, such shares, as set forth in the Schedule 13D filed by the reporting persons with the SEC on June 1, 2017.

(4)
Includes the following shares subject to options exercisable currently or within 60 days of July 27, 2017: Mr. Gladney, 188,038 shares; Mr. Youngstrom, 56,288 shares; Mr. Lea, 164 shares; Mr. Ansari, 37,545 shares; Mr. DeLange, 37,903 shares; Mr. Hickey, 37,545 shares; Mr. Blackford, 11,887 shares; Dr. Goldfischer, 13,976 shares; Mr. Griffin, 13,976 shares; Ms. McDougal, 11,918 shares; Mr. Teti, 15,987 shares; and Mr. Tremmel, 14,214 shares. Dr. Goldfischer has assigned the shares underlying his options to Bay City Capital Fund IV, L.P. and Bay City Capital Fund IV Co-Investment Fund, L.P. upon the exercise of these options.

(5)
Mr. Lea retired as Chief Financial Officer and Chief Compliance Officer effective October 3, 2016.

(6)
Includes 391 shares owned by Mr. DeLange and 2 shares owned by Mr. DeLange's son.

(7)
Includes 439,277 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of July 27, 2017, inclusive of options exercisable as described in footnote (4).

PROPOSAL 1—PREFERRED STOCK CONVERSION PROPOSAL

Background

        On May 22, 2017, we completed our acquisition of BarioSurg, Inc., a Delaware corporation ("BarioSurg"), pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement"), among EnteroMedics, BarioSurg, Acorn Subsidiary Inc., a Delaware corporation and our wholly owned subsidiary ("Merger Sub"), Acorn Subsidiary Holdings LLC, a Delaware limited liability company and our wholly owned subsidiary ("Sub LLC"), and Dr. Raj Nihalani, solely in his capacity as representative of BarioSurg's stockholders and option holders (collectively, the "equity holders"), pursuant to which, among other things, Merger Sub merged with and into BarioSurg, with BarioSurg surviving as our wholly owned subsidiary (the "Merger"). BarioSurg was subsequently merged with and into Sub LLC, with Sub LLC as the surviving company. The Merger was approved by our Board of Directors.

        BarioSurg developed the Gastric Vest System™, an investigational, minimally-invasive, laparoscopically implanted medical device being studied for weight loss in morbidly obese patients. The device, which wraps around the stomach and emulates the effect of conventional weight loss surgery, is intended to enable gastric volume reduction without permanently changing patient anatomy. We believe that our acquisition of BarioSurg will help us move toward building a comprehensive bariatric and metabolic continuum of care platform to effectively address unmet needs within these areas.

        The aggregate merger consideration we paid for all of the outstanding shares of capital stock and outstanding options of BarioSurg was:

  •
  1,380,684 shares of our common stock, representing 19.99% of our outstanding common stock immediately prior to the Merger;

  •
  1,000,181 shares of our newly created conditional convertible preferred stock, par value $0.01 per share, which shares will convert into 5,000,905 shares of common stock subject to and contingent upon the approval of our stockholders in accordance with the NASDAQ Stock Market Rules; and

  •
  $2 million in cash, less the amount of third party expenses that we paid on behalf of BarioSurg, as set forth in the Merger Agreement.

        At the closing of the Merger, 100,018 shares of conditional convertible preferred stock were deposited with an escrow agent to fund-post closing indemnification obligations of BarioSurg's former equity holders. The issuance of the common stock and conditional convertible preferred stock in connection with the Merger was intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") pursuant to Section 4(a)(2) thereof and Regulation D promulgated thereunder, based upon representations and certifications that we obtained from BarioSurg and its equity holders.

        Although stockholder approval was not required for the Merger, under the terms of the Merger Agreement, we agreed to use commercially reasonable efforts to call and hold a meeting of our stockholders to obtain the requisite approval for the conversion of the conditional convertible preferred stock into shares of common stock, as required by the NASDAQ Stock Market Rules, within 120 days after the date of the Merger Agreement and, if such approval is not obtained at that meeting, to seek to obtain such approval at an annual or special stockholders meeting to be held at least every six months thereafter.

        Therefore, we are seeking stockholder approval for the issuance of common stock upon the conversion of the conditional convertible preferred stock in order to comply with Rule 5635 of the

NASDAQ Listing Rules and the limitations set forth therein. NASDAQ Listing Rule 5635 requires stockholder approval prior to, among other things:

  •
  the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by us of our common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance; and

  •
  the issuance of securities when the issuance or potential issuance will result in a change of control of the company. Under the NASDAQ rules, generally a change of control would occur when, as a result of the issuance, an investor or a group would own, or have the right to acquire, 20% or more of the outstanding shares of common stock or voting power and such ownership or voting power would be the largest ownership position.

        You are being asked to approve the issuance of shares of common stock issuable upon conversion of the conditional convertible preferred stock because:

  •
  the issuance of such shares, when combined with the shares of common stock issued at the closing of the Merger, would exceed 19.99% of the voting power and number of shares of common stock outstanding prior to the Merger; and

  •
  the issuance of such shares, when combined with the shares of common stock issued at the closing of the Merger, may be deemed to result in a change of control of our company under the applicable NASDAQ rules. The transactions contemplated by the Merger Agreement may be deemed to be a change of control of our company because in connection with the Merger (i) Dr. Nihalani will own, or have the right to acquire, approximately 34% of the outstanding shares of our common stock, our largest ownership position immediately after the Merger, assuming conversion of the conditional convertible preferred stock into common stock, and (ii) pursuant to the voting agreement described below, Dr. Nihalani has agreed to vote his shares of common stock (including shares of common stock that he beneficially owns in his capacity as representative of BarioSurg's equity holders) in accordance with the recommendations of our Board of Directors. Prior to the consummation of the Merger, Dr. Nihalani did not own any shares of our common stock and the members of our Board of Directors owned in the aggregate approximately 3.4% of our outstanding common stock.

        The shares of common stock issued at the closing of the Merger represented approximately 10.4% of the total outstanding shares of common stock immediately following the Merger and approximately 9.1% of the total outstanding shares of common stock as of the record date. Subject to receipt of the required approval of our stockholders, the number of shares of common stock to be issued upon conversion of the shares of conditional convertible preferred stock represents approximately 37.6% of the total outstanding shares of common stock immediately following the Merger and approximately 33.1% of the total outstanding shares of common stock as of the record date, each on an as-converted basis. Collectively, the shares of common stock and conditional convertible preferred stock (assuming conversion of the conditional convertible preferred stock into common stock) issued in connection with the Merger represent approximately 48.0% of our issued and outstanding capital stock immediately following the Merger and approximately 42.2% of our issued and outstanding common stock as of the record date, each on an as-converted basis. Shares of conditional convertible preferred stock are non-voting until the receipt of the required stockholder approval.

Effects of Approving the Conversion

        If our stockholders vote to approve the conversion of 1,000,181 shares of conditional convertible preferred stock into 5,000,905 shares of our common stock, the conversion, and our issuance of common stock necessary to effect the conversion, will occur automatically upon the approval by our stockholders and will not require any additional approval by us, our common stockholders, or the holders of the conditional convertible preferred stock. The shares of conditional convertible preferred stock that are converted into shares of common stock will revert to the status of authorized but unissued and undesignated shares of conditional convertible preferred stock. Upon the conversion, in addition to any other holdings they may have, the former holders of the conditional convertible preferred stock in the aggregate would hold approximately 42.2% of our common stock outstanding, based on the number of shares of common stock outstanding on the record date assuming conversion of the conditional convertible preferred stock. In particular, Dr. Nihalani would hold approximately 30.9% of our common stock outstanding based on the number of shares of common stock outstanding on the record date assuming conversion of the conditional convertible preferred stock. The common stock issued in the conversion would dilute the percentage ownership of the holders of common stock currently outstanding, and the resale of these shares could have an adverse effect on the trading price of our common stock. The shares issued to the former BarioSurg equity holders in connection with the Merger were issued in a transaction intended to be exempt from registration under the Securities Act. Therefore, those shares are not currently freely tradeable under the federal securities laws. However, those shares will become tradeable upon the expiration of the holding period under Rule 144 promulgated under the Securities Act, subject to and in accordance with any restrictions set forth in Rule 144.

Effects of Failure to Approve the Conversion

        If our stockholders do not approve the Preferred Stock Conversion Proposal, under the terms of the Merger Agreement, we will be required to continue to seek the requisite stockholder approval for the conversion of the conditional convertible preferred stock into common stock at subsequent annual or special meetings to be held at least every six months until such approval is obtained, which would be time consuming and costly.

        Until we obtain the requisite stockholder approval, the conditional convertible preferred stock will remain outstanding in accordance with its terms. The terms of the conditional convertible preferred stock, which are set forth in the certificate of designation of preferences, rights and limitations of conditional convertible preferred stock filed with the Secretary of State of Delaware (the "certificate of designation"), are briefly summarized below:

        Dividends:    The conditional convertible preferred stock is entitled to receive dividends (on an as-if-converted-to-common stock basis) actually paid on shares of common stock when, as and if such dividends are paid on shares of common stock. No other dividends will be paid on shares of conditional convertible preferred stock. The certificate of designation does not provide for any restriction on the repurchase of the conditional convertible preferred stock by us while there is any arrearage in the payment of dividends on the conditional convertible preferred stock. There are no sinking fund provisions applicable to the conditional convertible preferred stock.

        Voting Rights:    In general, the conditional convertible preferred stock does not have voting rights. However, as long as any shares of conditional convertible preferred stock remain outstanding, the certificate of designation provides that we shall not, without the affirmative vote of holders of a majority of the then-outstanding shares of conditional convertible preferred stock, (a) alter or change adversely the powers, preferences or rights given to the conditional convertible preferred stock or alter or amend the certificate of designation, (b) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of conditional convertible preferred stock, (c) increase the number of authorized shares of conditional convertible preferred stock or (d) enter into any agreement with respect to any of the foregoing.

        Liquidation:    In the event of a liquidation, the holders of shares of conditional convertible preferred stock are entitled to an amount equal to the par value per share of conditional convertible preferred stock, plus any accrued but unpaid dividends thereon, and to participate on an as-converted-to-common stock basis with holders of the common stock in any distribution of our assets to the holders of common stock. In addition, in the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common shares are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of common stock, then following such event, the holders of the conditional convertible preferred stock will be entitled to receive upon conversion of the conditional convertible preferred stock the same kind and amount of securities, cash or property which the holders would have received had they converted the conditional convertible preferred stock immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the certificate of designation with respect to the conditional convertible preferred stock.

        Conversion:    Each share of conditional convertible preferred stock will be automatically converted into five shares of common stock at 5:00 p.m. Central time on the date that our stockholders approve the Preferred Stock Conversion Proposal, without any further action by the holder thereof. In no event will the conditional convertible preferred stock convert into shares of common stock prior to the approval by our stockholders of the Preferred Stock Conversion Proposal. Shares of conditional convertible preferred stock converted into common stock will revert to the status of authorized but unissued and undesignated shares of conditional convertible preferred stock. We do not intend to apply for listing of the conditional convertible preferred stock on any securities exchange or other trading system.

Interests of Certain Persons in the Transaction

        On May 22, 2017, in connection with and as a condition to the execution of the Merger Agreement, we entered into a voting agreement and irrevocable proxy with Dr. Raj Nihalani, the founder and Chief Executive Officer of BarioSurg, pursuant to which Dr. Nihalani agreed to vote all shares of our common stock he owns after the Merger, including shares of common stock issued upon conversion of conditional convertible preferred stock, in accordance with the recommendation of our Board of Directors. Dr. Nihalani holds approximately 30.9% of the outstanding common stock as of the record date (assuming conversion of the conditional convertible preferred stock into common stock). Except for certain limited exceptions, including transfers permitted under Rule 144 of the Securities Act, Dr. Nihalani agreed to not transfer any common stock owned, subject any common stock owned to any pledges, liens or other encumbrances or arrangements, or grant any proxies or powers of attorney with respect to any common stock in contravention of the obligations under the voting agreement. The voting agreement will terminate upon the earlier of (i) the date Dr. Nihalani and his affiliates no longer beneficially own at least 5% of our outstanding capital stock or (ii) our written notice to Dr. Nihalani of termination of the voting agreement.

        We also entered into an employment agreement with Dr. Nihalani pursuant to which he serves as our Chief Technology Officer. The employment agreement provides for an annual base salary of $300,000 and a potential cash incentive payment of up to 32% of annual base salary. Dr. Nihalani also entered into an indemnification agreement with us in substantially the same form as our other executive officers. In connection with the Merger Agreement, we entered into a non-competition agreement with Dr. Nihalani pursuant to which Dr. Nihalani agreed, among other things, not to engage in any business activities that are directly related to bariatric surgery medical devices for a period of three-years after the Merger.

        As a result of the voting agreement, each member of our Board of Directors, in his or her capacity as a member of the Board of Directors, may be deemed to be the beneficial owner of, and have shared voting power with respect to, the shares owned by Dr. Nihalani. Collectively, our directors and executive officers as a group beneficially own approximately 33.8% of our outstanding common stock as of the record date, including shares they may be deemed to beneficially own as a result of the voting agreement with Dr. Nihalani. As a result of Dr. Nihalani's share ownership and the voting agreement and irrevocable proxy, our Board of Directors and executive officers are able to influence matters requiring stockholder approval, such as the election of directors and approval of significant corporate transactions. The interests of our Board of Directors and executive officers may differ from the interests of our other stockholders. For example, our Board of Directors and executive officers could oppose a third party offer to acquire us that the other stockholders might consider attractive. In such case and in similar situations, our other stockholders may disagree with our Board of Directors and executive officers as to whether the action opposed or supported by our Board of Directors and executive officers is in the best interest of our stockholders.

Vote Required

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the Preferred Stock Conversion Proposal at the special meeting will be required to approve the Preferred Stock Conversion Proposal. However, the 1,380,684 shares of common stock that were issued to former BarioSurg equity holders in connection with the Merger are not entitled to vote on this proposal.

Board Recommendation

        The Board of Directors unanimously recommends a vote FOR the approval of the Preferred Stock Conversion Proposal.

 PROPOSAL 2—WARRANT ISSUANCE PROPOSAL

Background

        On August 16, 2017, we completed an underwritten public offering (the "Public Offering") of units consisting of one share of series B convertible preferred stock, which is convertible into 435 shares of common stock, and one seven-year warrant to purchase 435 shares of common stock at an exercise price of $2.30 per share. A total of 20,000 shares of series B convertible preferred stock convertible into 8,700,000 shares of common stock and warrants to purchase 8,700,000 shares of common stock were issued in the Public Offering. As of the record date, 3,756 shares of series B convertible preferred stock issued in the Public Offering had been converted into 1,633,860 shares of common stock.

        On August 16, 2017, we also issued warrants to purchase an aggregate of 2,575,000 shares of common stock, at an exercise price of $2.30 per share, to the Holders (the "Warrants"), as consideration for the waiver by each of the Holders of their right to participate in future securities offerings by our company, which rights were granted pursuant to the Purchase Agreement.

        The Warrants issued to the Holders will not be exercisable for shares of common stock representing more than 19.99% of our outstanding common stock immediately prior to their issuance until we obtain the required approval of our stockholders under the applicable rules and regulations of the NASDAQ Stock Market. Therefore, the Warrants are initially exercisable for an aggregate of 1,658,166 shares of our common stock, which is equal to 19.99% of the 8,294,796 shares of our common stock outstanding prior to the issuance of the Warrants, and subject to and contingent upon receipt of the required stockholder approval, the Warrants will become exercisable for an additional 916,834 shares of our common stock.

        The following table sets forth, for each Holder (i) the total number of shares of common stock subject to the Warrants, (ii) the number of shares of common stock for which the Warrants are initially exercisable, regardless of whether stockholder approval is obtained, and (iii) the number of additional shares of common stock for which the Warrants will become exercisable upon receipt of stockholder approval.

Holder	Total Shares Subject to Warrants	Number of Shares Exercisable Upon Issuance	Number of Additional Shares Exercisable Upon Stockholder Approval
CVI Investments, Inc.	1,000,000	643,948	356,052
Hudson Bay Master Fund Ltd.	875,000	563,454	311,546
Sabby Volatility Warrant Master Fund, Ltd.	575,000	370,270	204,730
Alto Opportunity Master Fund, SPC—Segregated Master Portfolio A	125,000	80,494	44,506

TOTAL	2,575,000	1,658,166	916,834

        Although stockholder approval of the issuance of the Warrants was not required, we agreed to hold a special meeting of our stockholders at the earliest practical date, but in no event later than 75 days following the issuance of the Warrants to the Holders, for the purpose of obtaining the required stockholder approval, as required by the NASDAQ Stock Market Rules, and to use our reasonable best efforts to obtain any required stockholder approval. If we do not obtain the required stockholder approval at the first stockholder meeting, then we will be required to call a meeting every three months thereafter to seek stockholder approval.

        Therefore, we are seeking stockholder approval for the exercisability of the Warrants for an additional 916,834 shares of our common stock in order to comply with Rule 5635 of the NASDAQ Listing Rules and the limitations set forth therein. NASDAQ Listing Rule 5635 requires stockholder approval prior to, among other things:

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  the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by us of our common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance; and

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  the issuance of securities when the issuance or potential issuance will result in a change of control of the company. Under the NASDAQ rules, generally a change of control would occur when, as a result of the issuance, an investor or a group would own, or have the right to acquire, 20% or more of the outstanding shares of common stock or voting power and such ownership or voting power would be the largest ownership position.

        You are being asked to approve the exercisability of the Warrants for an additional 916,834 shares of our common stock because:

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  the issuance of such shares upon exercise of the Warrants, when combined with the 1,658,166 shares of common stock for which the Warrants are initially exercisable, would exceed 19.99% of the voting power and number of shares of common stock outstanding prior to the issuance of the Warrants; and

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  the issuance of such shares upon exercise of the Warrant held by CVI Investments, Inc. ("CVI"), when combined with other shares of common stock held by CVI or which may be acquired by CVI upon the exercise of the Warrants and other outstanding warrants or the conversion of outstanding shares of series B convertible preferred stock, may be deemed to result in a change of control of our company under the applicable NASDAQ rules because, if the additional 356,052 shares of common stock subject to the Warrant held by CVI become exercisable, CVI would own, or have the right to acquire, more than 20% of our outstanding common stock and such ownership would be the largest ownership position immediately following stockholder approval of the Warrant Issuance Proposal. As of the record date, based on its most recent Schedule 13G, CVI held or had the right to acquire 4,484,261 shares of our common stock and Dr. Nihalani held or had the right to acquire 4,524,343.99 shares of our common stock. However, if the additional 356,052 shares of common stock underlying the Warrant held by CVI that will become exercisable upon stockholder approval of the Warrant Issuance Proposal become exercisable, then CVI will hold or have the right to acquire 4,840,313 shares of our common stock, which would then be our largest ownership position.

Effects of Approving the Issuance

        If our stockholders vote to approve Warrant Issuance Proposal, the Warrants will become exercisable for an additional 916,834 shares of our common stock, subject to and in accordance with the terms of the Warrants described below. The 916,834 shares of common stock that would become exercisable under the Warrants upon stockholder approval represent approximately 9.1% of our outstanding common stock as of the record date. The shares of common stock issuable upon exercise of the Warrants would dilute the percentage ownership of the holders of common stock currently outstanding, and the resale of these shares could have an adverse effect on the trading price of our common stock.

Effects of Failure to Approve the Issuance

        If our stockholders do not approve the Warrant Issuance Proposal, we will be required to continue to seek the requisite stockholder approval for the exercise of the Warrants for an additional 916,834 shares of our common stock at subsequent annual or special meetings to be held at least every three months until such approval is obtained, which would be time consuming and costly.

        Until we obtain the requisite stockholder approval, the portion of the Warrants subject to stockholder approval will remain outstanding in accordance with the terms of the Warrants. If we do not obtain the requisite stockholder approval prior to the expiration date of the Warrants, then the Warrants will never become exercisable for the 916,834 shares of common stock that are subject to stockholder approval.

Description of Warrants

        The terms of the Warrants are briefly summarized below.

        Each Warrant may be exercised to purchase a number of shares of common stock equal to $1,000 divided by $2.30 at any time for up to seven years after the date of the closing of this offering. The holder of a Warrant will not be deemed a holder of our underlying common stock until the Warrant is exercised, except as set forth in the Warrants.

        Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder (together with such holder's affiliates, and any persons acting as a group together with such holder or any of such holder's affiliates) would beneficially own a number of shares of common stock in excess of 4.99% (or, at the election of the holder, 9.99%) of the shares of our common stock then outstanding after giving effect to such exercise (the "Beneficial Ownership Limitation"); provided, however, that upon notice to us, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event will the Beneficial Ownership Limitation exceed 9.99% and any increase in the Beneficial Ownership Limitation will not be effective until 61 days following notice of such increase from the holder to us.

        The exercise price and the number of shares issuable upon exercise of the Warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, dilutive issuances, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock. The Warrant holders must pay the exercise price in cash upon exercise of the Warrants, unless such Warrant holders are utilizing the cashless exercise provision of the Warrants, which is only available in certain circumstances such as if the underlying shares are not registered with the SEC pursuant to an effective registration statement. We intend to use commercially reasonable efforts to have the registration statement of which the prospectus supplement for issuance of the Warrants forms a part, effective when the Warrants are exercised. If a Warrant is exercised via the "cashless" exercise provision, the holder will receive the number of shares equal to the quotient obtained by dividing (i) the difference between the volume weighted average price (VWAP) (as determined pursuant to the terms of the Warrants) and the exercise price of the Warrant multiplied by the number of shares issuable under the Warrant by (ii) the VWAP.

        In addition, in the event we consummate a merger or consolidation with or into another person or other reorganization event in which our shares of common stock are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of common stock (a "fundamental transaction"), then following such event, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity is required to assume the obligations under the Warrants. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders will have the option, which may be exercised within 30 days after the consummation of the fundamental transaction, to require us or the successor entity purchase the Warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes value of the remaining unexercised portion of the Warrant on the date of the consummation of the fundamental transaction. However, if the fundamental transaction is not within our control, including not approved by our Board of Directors or the consideration is not in all stock of the successor entity, the holder will only be entitled to receive from us or any successor entity, as of the date of consummation of such fundamental transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes value of the unexercised portion of the Warrant, that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of common stock are given the choice to receive from among alternative forms of consideration in connection with the fundamental transaction.

        Upon the holder's exercise of a Warrant, we will issue the shares of common stock issuable upon exercise of the Warrant within three trading days following our receipt of a notice of exercise, provided that payment of the exercise price has been made (unless exercised via the "cashless" exercise provision).

        Prior to the exercise of any Warrants to purchase common stock, holders of the Warrants will not have any of the rights of holders of the common stock purchasable upon exercise, including the right to vote, except as set forth therein.

        If, at any time after the initial issuance of the Warrants, we sell or grant any option to purchase or sell or grant any right to reprice, or otherwise dispose of or issue, any of our common stock or securities convertible into or exercisable for shares of our common stock at an effective price per share that is lower than the then exercise price of the Warrant, then the exercise price will be reduced to equal such lower price (provided that the reduced exercise price will not be less than the greater of (a) $0.10 and (b) 20% of the closing bid price of our common stock on the date prior to the date of the underwriting agreement entered into in connection with the Public Offering), subject to an exception for the following types of issuances (i) issuances to our employees, officers or directors pursuant to any stock or option plan adopted by a majority of the non-employee members of our Board of Directors or committee thereof, (ii) issuances upon the exercise or exchange of any securities issued in connection with this offering or the Public Offering or convertible into shares of common stock issued and outstanding on the date of the underwriting agreement entered into in connection with the Public Offering, provided that such securities have not been amended since the date of the underwriting agreement to increase the number of securities or decrease the exercise, exchange or conversion price, or (iii) issuances pursuant to acquisitions or strategic transactions approved by a majority of the disinterested members of our Board of Directors, provided that such securities are "restricted securities" under Rule 144 and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the 90-day period following the original issuance date of the Warrants, and provided that any such issuance is to a person or its equityholders that is an operating company or an owner of an asset in a business synergistic with the business of our company and will provide our company with additional benefits in addition to the investment of funds, but will not include a transaction in which we issue securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

        We have not applied, and do not intend to apply, for listing of the Warrants on any securities exchange or other trading system.

Vote Required

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the Warrant Issuance Proposal at the special meeting will be required to approve the Warrant Issuance Proposal. However, the shares of common stock held by the Holders are not entitled to vote on this proposal.

Board Recommendation

        The Board of Directors unanimously recommends a vote FOR the approval of the Warrant Issuance Proposal.

 PROPOSAL 3—AUTHORIZED COMMON STOCK PROPOSAL

        Our Board of Directors has adopted resolutions approving, declaring advisable and recommending that our stockholders approve, an amendment to our Sixth Amended and Restated Certificate of Incorporation to reduce the number of authorized shares of common stock from 300,000,000 to 250,000,000. The reduction in our number of authorized shares of common stock would become effective upon the filing of an amendment to our certificate of incorporation. The full text of Section 1 of Article IV of our certificate of incorporation, as proposed to be amended, is as follows:

          1.    Authorized Stock.    The Corporation is authorized to issue two classes of shares to be designated respectively Preferred Stock, par value $0.01 per share, and Common Stock, par value $0.01 per share. The total number of shares of Preferred Stock authorized is 5,000,000. The total number of shares of Common Stock authorized is 250,000,000.

Current Capitalization

        As of the record date, our capitalization was as follows:

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  10,128,936 shares of our common stock were issued and outstanding;

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  1,225,333 shares of our common stock were subject to outstanding stock options granted pursuant to our Second Amended and Restated Stock Incentive Plan;

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  1,782,750 shares of common stock were reserved for issuance pursuant to future awards that may be granted under our Second Amended and Restated Stock Incentive Plan;

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  12,806 shares of common stock were subject to outstanding inducement stock options awarded in 2015 and 2016 to four executives in connection with their hiring;

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  1,000,181 shares of conditional convertible preferred stock were outstanding, which shares are convertible into 5,000,905 shares of our common stock, subject to stockholder approval as set forth in the Preferred Stock Conversion Proposal;

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  5,608,337 shares of common stock were subject to outstanding warrants (including the Warrants issued to Holders under the Purchase Agreement);

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  6,866,040 shares of our common stock were issuable upon the conversion of the series B convertible preferred stock sold in the Public Offering; and

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  8,700,000 shares of our common stock were issuable upon the exercise of the warrants sold in the Public Offering.

        Based on the above capitalization information, 260,674,893 shares of our currently authorized common stock remain unissued and unreserved and available for future issuance as of the record date.

Purpose of the Amendment

        As described above, there are a significant number of authorized but unissued shares of our common stock relative to the number of shares outstanding. Our Board of Directors believes that, due to the decrease in the number of outstanding shares of common stock resulting from the 1-for-70 reverse stock split we effected in December 2016, we no longer have a need for 300,000,000 authorized shares of common stock and that 250,000,000 authorized shares of common stock is sufficient for our company at this time.

        Our Board of Directors is mindful of the potential negative effects of a large number of authorized but unissued shares of our common stock. For instance, future issuances of common stock or securities convertible into common stock could have a negative impact on our earnings per share and book value per share and would dilute the voting power and ownership of our existing stockholders. In addition, the availability of a substantial number of authorized but unissued shares of common stock could, under certain circumstances, discourage or make more difficult efforts to obtain control of our company. However, our Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of our company, and this proposal is not being presented in connection with any such acquisition attempt. Further, because the amount of a Delaware corporation's franchise tax fees is based on the number of authorized shares of its capital stock, a larger number of authorized shares results in increased Delaware franchise tax obligations.

        Our Board of Directors believes that the number of shares of our common stock that is currently authorized, 300,000,000 shares, provides significantly more available shares than are necessary for our reasonably foreseeable future needs. As a result, our Board of Directors has approved and is recommending that our stockholders approve a reduction in the number of shares of our common stock that we are authorized to issue from 300,000,000 shares to 250,000,000 shares. Our Board of Directors believes 250,000,000 authorized shares of common stock will provide us with sufficient flexibility to issue shares of our common stock as needed for general corporate purposes for the foreseeable future.

Potential Adverse Effects of the Amendment

        Although our Board of Directors believes 250,000,000 authorized shares of common stock will be sufficient for our expected purposes for the foreseeable future, these expectations could turn out to be wrong and we may require additional authorized shares sooner than we expect. In that case, we would be forced to obtain the approval of our stockholders to effect an increase to our authorized shares, which would require us to solicit proxies and hold a vote at an annual or special meeting of our stockholders. The stockholder meeting process can be costly and time-consuming and is subject to a variety of SEC rules that implement waiting periods throughout the process, which could prevent us from obtaining any increase to our authorized shares in a timely manner. Moreover, our stockholders may not approve any proposal to increase our authorized shares. Either of these outcomes could force us to forego opportunities that our Board of Directors believes to be valuable or prevent us from using equity for compensation or other corporate purposes, which could limit our flexibility and prospects and strain our cash resources.

No Appraisal Rights

        Under applicable Delaware law, our stockholders are not entitled to appraisal rights with respect to the proposed amendment to our certificate of incorporation.

Procedure for Effecting the Amendment

        If the proposed amendment is approved and adopted by our stockholders at the special meeting, it will become effective upon filing with the Secretary of State of the State of Delaware a certificate of amendment to our certificate of incorporation. Subject to the discretion of our Board of Directors, which could elect to abandon the amendment at any time before or after stockholder approval, we expect to file the certificate of amendment with the Secretary of State of the State of Delaware as soon as practicable following stockholder approval.

Vote Required

        The affirmative vote of the holders of a majority of our outstanding shares of common stock as of the record date will be required to approve the Authorized Common Stock Proposal.

Board Recommendation

        The Board of Directors unanimously recommends a vote FOR the approval of the amendment to our Sixth Amended and Restated Certificate of Incorporation to reduce the number of authorized shares of common stock from 300,000,000 to 250,000,000.

 PROPOSAL 4—ADJOURNMENT PROPOSAL

        We are asking our stockholders to approve a proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the Preferred Stock Conversion Proposal or the Warrant Issuance Proposal at the time of the special meeting or if we do not have a quorum at the special meeting. If our stockholders approve the Adjournment Proposal, we could adjourn the special meeting and any reconvened session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against approval of the Preferred Stock Conversion Proposal or the Warrant Issuance Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against approval of the Preferred Stock Conversion Proposal or the Warrant Issuance Proposal such that the proposal to approve the Preferred Stock Conversion Proposal or the Warrant Issuance Proposal would be defeated, we could adjourn the special meeting without a vote on the approval of the Preferred Stock Conversion Proposal or the Warrant Issuance Proposal and seek to convince the holders of those shares to change their votes to votes in favor of approval of the Preferred Stock Conversion Proposal or the Warrant Issuance Proposal. Additionally, we may seek to adjourn the special meeting if a quorum is not present at the special meeting.

        Our Board of Directors believes that it is in the best interests of our company and our stockholders to be able to adjourn the special meeting to a later date or dates if necessary or appropriate for the purpose of soliciting additional proxies in respect of the approval of the Preferred Stock Conversion Proposal or the Warrant Issuance Proposal if there are insufficient votes to approve the Preferred Stock Conversion Proposal or the Warrant Issuance Proposal at the time of the special meeting or in the absence of a quorum.

Vote Required

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the Adjournment Proposal at the special meeting will be required to approve the Adjournment Proposal.

Board Recommendation

        The Board of Directors unanimously recommends a vote FOR the proposal to approve one or more adjournments of the special meeting.

 "HOUSEHOLDING" OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. Although we do not household for our registered stockholders, some brokers household EnteroMedics proxy materials and annual reports, delivering a single proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker. We will deliver promptly upon written or oral request a separate copy of our annual report and/or proxy statement to a stockholder at a shared address to which a single copy of either document was delivered. For copies of either or both documents, stockholders should write to Secretary, EnteroMedics Inc., 2800 Patton Road, St. Paul, Minnesota 55113, or call (651) 634-3003.

OTHER MATTERS

        As required by Article I, Section 1.2 of our Amended and Restated Bylaws, business transacted at special meetings shall be confined to the purpose or purposes stated in the notice of special meeting.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC's web site at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about its public reference facilities and their copy charges.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to incorporate by reference the information we file with them. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and are incorporating them by reference into this proxy statement:

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  Annual Report on Form 10-K for the year ended December 31, 2016;

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  Quarterly Report on Form 10-Q for the three months ended March 31, 2017 and Quarterly Report on Form 10-Q for the three months ended June 30, 2017;

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  Current Reports on Form 8-K filed January 5, 2017, January 24, 2017, January 31, 2017, February 14, 2017, February 21, 2017, May 2, 2017, May 23, 2017, as amended by Amendment No. 1 on Form 8-K/A filed on July 10, 2017 and Amendment No. 2 on Form 8-K/A filed on August 1, 2017, June 5, 2017, July 25, 2017, July 26, 2017 and August 16, 2017; and

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  the description of our common stock contained in any registration statement on Form 8-A that we have filed, and any amendment or report filed for the purpose of updating this description.

        You can obtain a copy of any documents which are incorporated by reference in this proxy statement, except for exhibits which are specifically incorporated by reference into those documents, at no cost, by writing or telephoning us at:

  EnteroMedics Inc.
  2800 Patton Road
  St. Paul, Minnesota 55113
  Attention: Secretary
  (651) 634-3003

Scott P. Youngstrom Secretary

Dated: September [    ], 2017

PRELIMINARY COPY Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. g, INTERNET/MOBILE – www.proxypush.com/etrm Use the Internet to vote your proxy until 12:00 p.m. (CT) on September 18, 2017. if PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on September 18, 2017. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. [8) If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card. TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD. The Board of Directors Recommends a Vote FOR Items 1, 2 and 3. 1. Approval of conversion of conditional convertible preferred stock into common stock.    For Against Abstain 2. Approval of amendment to Sixth Amended and Restated Certificate of Incorporation to reduce number of authorized shares of common stock from 300,000,000 to 250,000,000.    For Against Abstain 3. Approval of one or more adjournments of the special meeting to a later date or dates if necessary to solicit additional proxies.    For Against Abstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. Address Change? Mark box, sign, and indicate changes below:  Date Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, adminis-trators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

ENTEROMEDICS INC. SPECIAL MEETING OF STOCKHOLDERS September 19, 2017 9:00 a.m., Central Time Fox Rothschild LLP 222 South Ninth Street, Suite 2000 Minneapolis, MN 55402 EnteroMedics Inc. 2800 Patton Road St. Paul, Minnesota 55113 proxy This proxy is solicited by the Board of Directors for use at the Special Meeting on September 19, 2017. The shares of stock you hold in your account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR” Items 1, 2, and 3. By signing the proxy, you revoke all prior proxies and appoint Dan W. Gladney and Scott P. Youngstrom, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Special Meeting and all adjournments. See reverse for voting instructions.